EXHIBIT 99.1

REVOCABLE PROXY

INDEPENDENT COMMUNITY BANK
Special Meeting of Shareholders – February 21, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Independent Community Bank, a Florida chartered commercial bank (the “Company”), hereby constitutes and appoints [●] and [●], each of them individually, as attorney-in-fact and proxy of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Special Meeting of Shareholders (the “Special Meeting”) of the Company to be held at [●] located at [●], on February 21, 2007 at [●] [ _ ].m., EST, and at any postponement or adjournment thereof, and to vote all of the shares of common stock, par value $5.00 per share (the “Common Stock”), of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card, on the proposals described in the accompanying Notice of the Special Meeting of Shareholders and proxy statement/prospectus relating to such Special Meeting, receipt of which is hereby acknowledged.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED.  IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE “FOR” PROPOSALS 1 AND 2.  IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE PROXY AGENT(S) PRESENT AND ACTING IN PERSON OR BY SUBSTITUTE MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

(Continued and to be signed on reverse side)

The Board of Directors recommends a VOTE “FOR” the proposals listed below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To approve the agreement and plan of merger, dated as of November 17, 2006, by and among Sun American Bancorp, Sun American Bank and the Company and the transactions contemplated by the agreement and plan of merger, including the merger of the Company with and into Sun American Bank, with Sun American Bank being the surviving company in the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

To transact such other business as may properly come before the Special Meeting or any postponements or adjournments of the Special Meeting.

Should the undersigned be present and choose to vote at the Special Meeting or at any postponement or adjournment thereof, and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorney or proxy shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing and delivering to the Secretary of the Company prior to the Special Meeting a proxy bearing a later date.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the proxy statement/prospectus relating thereto.

DATE:__________________________, 2007
Signature(s)	(Please date this Proxy)

NOTE:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE

THIS PROXY MUST BE RECEIVED BY INDEPENDENT COMMUNITY BANK BEFORE THE SPECIAL MEETING AT [●] [ _ ].m, EST, ON FEBRUARY 21, 2007